As filed with the Securities and Exchange Commission on July 2, 2009

Registration No. 333-158666

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.2 to

Form S-1 Registration Statement and Post-Effective

Amendment No.2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KAR Holdings, Inc.

And the Guarantor Registrants Listed in the Table Below

(Exact name of registrant as specified in its charter)

Delaware	5010	20-8744739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(800) 923-3725

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rebecca C. Polak, Esq.

Executive Vice President, General Counsel and Secretary

KAR Holdings, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032 (800) 923-3725

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communication to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification Number
ADESA, Inc	Delaware	5010	35-1842546
ADESA Corporation, LLC	Indiana	5010	35-1842546
A.D.E. of Ark-La-Tex, Inc	Louisiana	5010	72-1417504
A.D.E. of Knoxville, LLC	Tennessee	5010	62-1532205
ADESA Ark-La-Tex, LLC	Louisiana	5010	72-1419175
ADESA Arkansas, LLC	Delaware	5010	71-0844203
ADESA Atlanta, LLC	New Jersey	5010	58-2563132
ADESA Birmingham, LLC	Alabama	5010	63-0980470
ADESA California, LLC	California	5010	91-1811682
ADESA Charlotte, LLC	North Carolina	5010	56-1853746
ADESA Colorado, LLC	Colorado	5010	84-1555543
ADESA Dealer Services, LLC	Indiana	5010	26-1218111
ADESA Des Moines, LLC	Iowa	5010	42-1486117
ADESA Florida, LLC	Florida	5010	35-1842547
ADESA Impact Texas, LLC	Texas	5010	20-5233403
ADESA Indianapolis, LLC	Indiana	5010	35-1915228
ADESA Lansing, LLC	Michigan	5010	38-3406149
ADESA Lexington, LLC	Kentucky	5010	61-1184881
ADESA Mexico, LLC	Indiana	5010	35-1842546
ADESA Minnesota, LLC	Minnesota	5010	26-2457765
ADESA Missouri, LLC	Missouri	5010	43-1811816
ADESA Missouri Redevelopment Corporation	Missouri	5010	26-3051093
ADESA New Jersey, LLC	New Jersey	5010	22-3339600
ADESA New York, LLC	New York	5010	16-1307133
ADESA Ohio, LLC	Ohio	5010	31-1334072
ADESA Oklahoma, LLC	Oklahoma	5010	73-1607773
ADESA Pennsylvania, LLC	Pennsylvania	5010	25-1801698
ADESA Phoenix, LLC	New Jersey	5010	86-1000467
ADESA San Diego, LLC	California	5010	41-2021208
ADESA South Florida, LLC	Indiana	5010	35-1930710
ADESA Southern Indiana, LLC	Indiana	5010	35-1929359
ADESA Texas, Inc	Texas	5010	74-2757736
ADESA Virginia, LLC	Virginia	5010	20-2751571
ADESA Washington, LLC	Washington	5010	91-2069348
ADESA Wisconsin, LLC	Wisconsin	5010	39-1846227
AFC Cal, LLC	California	5010	20-8709089
Asset Holdings III, L.P	Ohio	5010	13-4284567
Auto Dealers Exchange of Concord, LLC	Massachusetts	5010	04-3165540
Auto Dealers Exchange of Memphis, LLC	Tennessee	5010	62-1401166
Automotive Finance Consumer Division, LLC	Indiana	5010	26-1218186
Automotive Finance Corporation	Indiana	5010	35-1699152
Automotive Recovery Services, Inc	Indiana	5010	35-2123607
AutoVIN, Inc	Indiana	5010	35-2086523
PAR, Inc	Indiana	5010	35-2062003
Axle Holdings, Inc	Delaware	5010	20-2835651
Insurance Auto Auctions, Inc	Illinois	5010	95-3790111
Insurance Auto Auctions Corp	Delaware	5010	95-4455113
IAA Acquisition Corp	Delaware	5010	36-4351076
IAA Services, Inc	Illinois	7549	36-4294285

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S Employer Identification Number
Auto Disposal Systems, Inc	Ohio	5010	31-0954761
ADS Ashland, LLC	Ohio	5010	31-0954761
ADS Priority Transport Ltd	Ohio	5010	31-0954761
Auto Disposal of Bowling Green, Inc.	Tennessee	5010	62-1672297
Auto Disposal of Chattanooga, Inc.	Tennessee	5010	62-1406590
Auto Disposal of Memphis, Inc.	Tennessee	5010	20-1801091
Auto Disposal of Nashville, Inc.	Tennessee	5010	62-1004467
Auto Disposal of Paducah, Inc.	Tennessee	5010	62-1799839
Salvage Disposal Company of Georgia	Georgia	5010	58-0965230
CarBuyCo, LLC	North Carolina	5010	26-4296526
Dent Demon, LLC	Indiana	5010	26-1530430
LiveBlock Auctions International, Inc.	Nevada	5010	26-2871774
Sioux Falls Auto Auction, Inc	South Dakota	5010	46-0412455
Tri-State Auction Co., Inc	North Dakota	5010	45-0255813
Zabel & Associates, Inc	North Dakota	5010	45-0446447

*	Addresses and telephone numbers of principal executive offices are the same as those of KAR Holdings, Inc.

EXPLANATORY NOTE

KAR Holdings, Inc. is filing Amendment No. 2 to Form S-1 Registration Statement and Post-Effective Amendment No. 2 to Form S-1 Registration Statement (File No. 333-158666) solely for the purpose of filing Exhibits 10.2 and 10.23 to the Registration Statement and revising the Exhibit Index under Item 16 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the Registrants being registered hereby provides that we will bear all expenses in connection with the performance of our obligations relating to market-making activities of Goldman, Sachs & Co. in the notes. The estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby include printer expenses ($40,000), legal fees and expenses ($40,000) and accounting fees and expenses ($20,000).

Item 14.	Indemnification of Directors and Officers

Alabama Registrant

ADESA Birmingham, LLC is organized under the laws of the State of Alabama.

Section 10-12-4(n) of the Code of Alabama allows limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of this section.

The Articles of Organization of ADESA Birmingham, LLC provide that the company must, to the fullest extent permitted by the laws and public policies of Alabama, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnifies its managers and organizer. The company may also advance expenses to such employees and agents in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

California Registrants

ADESA California, LLC, ADESA San Diego, LLC, and AFC Cal, LLC are organized under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Operating Agreements of ADESA California, LLC and AFC Cal, LLC provide that the companies shall have the power to indemnify their members, managers, officers, employees and agents, if such person acted in good faith and in a manner that such person reasonably believed to be in the best interest of the company, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The companies may advance expenses to their members, managers, officers, employees and agents, if such advancement is authorized by the member of the company or if such person undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification.

The Operating Agreement ADESA San Diego, LLC does not contain an indemnification provision.

Colorado Registrant

ADESA Colorado, LLC is organized under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary course of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company. A limited liability company is not permitted under the Colorado Limited Liability Company Act to indemnify a director in connection with: (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) any other proceeding, in which the director was adjudged liable on the basis that the director derived an improper personal benefit, whether or not involving action in an official capacity,

The Operating Agreement of ADESA Colorado, LLC does not contain an indemnification provision.

Delaware Registrants

KAR Holdings, Inc., Insurance Auto Auctions Corp., IAA Acquisition Corp., ADESA, Inc. and Axle Holdings, Inc. are each incorporated under the laws of the State of Delaware. ADESA Arkansas, LLC is organized under the laws of State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The By-Laws of the KAR Holdings, Inc. provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation may also indemnify its other employees and agents to the same extent that it indemnifies its officers and directors, unless otherwise determined by its board of directors. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The Certificate of Incorporation of KAR Holdings, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The Certificate of Incorporation of ADESA, Inc. states that the corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect. The By-Laws of ADESA, Inc. further provide that the corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The By-Laws of ADESA, Inc. also provide that the corporation may indemnify and advance expenses to its other employees and agents to the same extent for its officers and directors, unless otherwise determined by its board of directors. The Certificate of Incorporation of ADESA, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The Articles of Incorporation of IAA Acquisition Corp. provide that the corporation shall, to the fullest extent permitted by DCGL, as now and or hereafter in effect, indemnify its directors, officers, employees and agents. The By-Laws of IAA Acquisition Corp. provide that the corporation may advance expenses to its directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if they are ultimately determined not to be entitled to indemnification. The Articles of Incorporation of IAA Acquisition Corp. further provides that the personal liability of the corporation is eliminated to the fullest extent permitted by the DCGL.

The By-Laws of Insurance Auto Auctions Corp. provide that the corporation shall, to the fullest extent authorized under DCGL, as those laws may be amended and supplemented from time to time, indemnify its directors. The corporation must advance expenses to its directors, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it shall ultimately be determined that he is not entitled to indemnification. The Certificate of Incorporation of Insurance Auto Auctions Corp. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The By-Laws of the Axle Holdings, Inc. provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. The Certificate of Incorporation of Axle Holdings, Inc. includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The operating agreement for ADESA Arkansas, LLC does not contain an indemnification provision.

Florida Registrant

ADESA Florida, LLC is organized under the laws of the State of Florida.

Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The Articles of Organization of ADESA Florida, LLC provide the company must, to the greatest extent not inconsistent with the laws and public policies of Florida, indemnify its managers or organizer if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The company must advance expenses to its member and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnifies its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or independent special legal counsel.

Georgia Registrant

Salvage Disposal Company of Georgia is incorporated under the laws of the State of Georgia.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Neither the Amended and Restated Articles of Incorporation nor the Bylaws of Salvage Disposal Company of Georgia contain provisions regarding the indemnification of directors or officers.

Indiana Registrants

Automotive Finance Corporation, Automotive Recovery Services, Inc, AutoVIN, Inc. and PAR, Inc. are incorporated under the laws of the State of Indiana. ADESA Corporation, LLC, ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC, ADESA Indianapolis, LLC, ADESA-South Florida, LLC, ADESA Southern Indiana, LLC, ADESA Mexico, LLC and Dent Demon, LLC are organized under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

Under 23-18-2-2(14) of the Indiana Limited Liability Company Act, a company may indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

The Articles of Incorporation of Automotive Finance Corporation provide that the corporation shall indemnify its officers and directors if the individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporation.

The By-Laws of Automotive Recovery Services, Inc., AutoVIN, Inc. and PAR, Inc. provide that the corporations shall indemnify their officers, directors and employees if the individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporations. The By-Laws of Automotive Recovery Services, Inc., AutoVIN, Inc. and PAR, Inc. further provide that the corporations may advance expenses to their directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if they are ultimately determined not to be entitled to indemnification.

The Articles of Organization of each of ADESA Corporation, LLC, ADESA Indianapolis, LLC and ADESA Southern Indiana, LLC provide that the companies must, to the fullest extent permitted by Indiana law, indemnify their managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The companies may also indemnify their employees and agents to the same extent they indemnify their managers and organizer. The companies may advance expenses to their managers, organizer, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

The Articles of Organization of ADESA Mexico, LLC provide that the company must, to the greatest extent not inconsistent with the laws and public policies of Indiana, indemnify its members or organizer if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The company must advance expenses to its member and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its members and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or by an independent special legal counsel.

The Articles of Organization of ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC and Dent Demon, LLC provide that the companies must, to the greatest extent not inconsistent with the laws and public policies of Indiana, indemnify their members, managers or organizers if such person conducted himself or herself in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests. The companies must advance expenses to its members, managers and organizers, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The companies may indemnify its employees and agents to the same extent they indemnify their members, managers and organizers. The companies may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the members, managers and organizer. A determination as to whether indemnification or advancement is permissible shall by made by a majority in interest of the members or by an independent special legal counsel.

The Operating Agreement for ADESA-South Florida, LLC does not contain an indemnification provision.

Iowa Registrant

ADESA Des Moines, LLC is organized under the laws of the State of Iowa.

Section 490A.202(17) of the Iowa Limited Liability Company Act provides that a company may indemnify and hold harmless a member, manager, or other person against a claim, liability, or other demand, as provided in an operating agreement.

The Articles of Organization of ADESA Des Moines, LLC provide that the company must, to the fullest extent permitted by Iowa law, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

Illinois Registrants

Insurance Auto Auctions, Inc. and IAA Services, Inc. are incorporated under the laws of the State of Illinois.

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by the registrant against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as our representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at our request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.

The By-Laws of Insurance Auto Auctions, Inc. and IAA Services, Inc. provide that the corporations must indemnify their directors and officers to the fullest extent permitted by Illinois law, if the individual’s conduct was in good faith and in a manner he or she reasonably believed to be, or not opposed to, the corporation’s best interests. The corporations may also indemnify their other employees and agents to the same extent they indemnify their officers and officers, unless otherwise determined by the board of directors. The corporations must advance expenses, as incurred, to their directors and officers in connection with a legal proceeding so as long as such person undertakes to repay the funds if he or she is ultimately determined not to be entitled to indemnification. The corporations may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding, subject to the same undertaking requirement for directors and officers. The Articles of Incorporation of Insurance Auto Auctions, Inc. and IAA Services, Inc. provide that the liability of their directors for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

Kentucky Registrant

ADESA Lexington, LLC is organized under the laws of the State of Kentucky.

Section 275.180 of the Kentucky Revised Statutes provides that a written operating agreement of a Kentucky limited liability corporation may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in the Kentucky Revised Statutes 275.170 and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the company.

The Articles of Organization and the Operating Agreement of ADESA Lexington, LLC do not provide for indemnification of its officers or managers.

Louisiana Registrants

A.D.E. of Ark-La-Tex, Inc. is incorporated and ADESA Ark-La-Tex, LLC is organized under the laws of the State of Louisiana.

Section 12:83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 12:83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 12:83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

Section 12:1315(2) of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

The By-Laws of A.D.E. of Ark-La-Tex, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that its conduct was in the best interest of the corporation. The By-Laws of A.D.E. of Ark-La-Tex, Inc. further provide that the corporation may advance expenses to its directors, officers, employees and agents, as incurred, in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

The Operating Agreement of ADESA Ark-La-Tex, LLC does not contain an indemnification provision. The Articles of Organization of ADESA Ark-La-Tex, LLC provide that the member shall have no personal liability to any third party, for monetary damages or otherwise, as a result of membership in or management of the company.

Massachusetts Registrant

Auto Dealers Exchange of Concord, LLC is organized under the laws of the State of Massachusetts.

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

The Operating Agreement of Auto Dealers Exchange of Concord, LLC does not contain an indemnification provision.

Michigan Registrants

ADESA Lansing, LLC is organized under the laws of the State of Michigan.

Section 405.4408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section 450.4308; and (c) a knowing violation of law.

The Operating Agreement of ADESA Lansing, LLC does not contain an indemnification provision.

Minnesota Registrant

ADESA Minnesota, LLC is organized under the laws of the State of Minnesota.

Under Section 322B.699 of the Minnesota Limited Liability Company Act, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and section 322B.666 if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the limited liability company. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the limited liability company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

The Operating Agreement of ADESA Minnesota, LLC provides that the company shall indemnify any of its members or organizer (and any responsible officers, partners, shareholders, members, directors or managers or such member or organizer which is an entity) made a party to the proceeding, if such person acted in good faith and in a manner that such person reasonably believed that the conduct was in or at least not opposed to the company’s best interest, and in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The company may advance expenses to such person, if the person furnishes the company a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification, undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification, and such advancement is authorized by the member of the company.

Missouri Registrants

ADESA Missouri Redevelopment Corporation is incorporated under the laws of the State of Missouri. ADESA Missouri, LLC is organized under the laws of the State of Missouri.

Section 351.355 of the General and Business Corporation Law of Missouri (the “Missouri Statute”) provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred, unless otherwise provided in the corporation’s articles of incorporation or by-laws.

The Missouri Limited Liability Company Act is silent as to indemnification. Section 351.355 of the General and Business Corporation Law of Missouri, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful.

The By-Laws of ADESA Missouri Redevelopment Corporation provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and, when acting in his or her official capacity of the corporation, in what he or she reasonably believed was the corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was not opposed to the corporation’s best interest and in addition, in any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. The By-Laws of ADESA Missouri Redevelopment Corporation further provide that the corporation may advance expenses to its directors, officers and employees, as incurred, in connection with a proceeding so long as such person provides the company with a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification and such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

The Operating Agreement of ADESA Missouri, LLC does not contain an indemnification provision.

Nevada Registrant

LiveBlock Auctions International, Inc. is incorporated under the laws of the State of Nevada.

Section 78.7502 of the Nevada General Corporation Law (the “NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 of the NGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

The By-Laws of LiveBlock Auctions International, Inc. provide that the corporation shall indemnify its directors, officers and employees if such individual’s conduct was in good faith and, when acting in his or her official capacity of the corporation, in what he or she reasonably believed was the corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was not opposed to the corporation’s best interest and in addition, in any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. The By-Laws of LiveBlock Auctions International, Inc. further provide that the corporation may advance expenses to its directors, officers and employees, as incurred, in connection with a proceeding so long as such person provides the company with a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification and such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

New Jersey Registrants

ADESA Atlanta, LLC, ADESA New Jersey, LLC, ADESA Phoenix, LLC are organized under the laws of New Jersey.

Under Section 42:2B-10 of the New Jersey Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of each of ADESA Atlanta, LLC, ADESA New Jersey, LLC and ADESA Phoenix, LLC does not contain an indemnification provision.

New York Registrant

ADESA New York, LLC is organized under the laws of the State of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The Articles of Organization of ADESA New York, LLC provide that the company must, to the fullest extent permitted by the laws and public policies of New York, indemnify its managers and organizer if such person acted in good faith and reasonably believed that his or her conduct was in or at least not opposed to the company’s best interest. The company must advance expenses to its managers and organizer, as incurred, in connection with a proceeding so long as such person undertakes to repay such advance if it is ultimately determined that he or she is not entitled to indemnification. The company may indemnify its employees and agents to the same extent it indemnified its managers and organizer. The company may also advance expenses to such employees and agents, as incurred, in connection with a proceeding, subject to the same undertaking requirement for the managers and organizer.

North Carolina Registrant

ADESA Charlotte, LLC and CarBuyCo, LLC are organized under the laws of the State of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The Articles of Organization and the Operating Agreement of ADESA Charlotte, LLC do not contain an indemnification provision. The Articles of Organization of CarBuyCo, LLC provide that the company shall indemnify any of its members or organizers (and any responsible officers, partners, shareholders, members, directors or managers or such member or organizer which is an entity) made a party to the proceeding, if such person acted in good faith and in a manner that such person reasonably believed that the conduct was in or at least not opposed to the company’s best interest, and, in the case of a criminal proceeding, such person had no reasonable cause to believe that the person’s conduct was unlawful. The company may advance expenses to such person, if the person furnishes the company a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification, undertakes to repay such amount in the event that he or she is determined not to be entitled to indemnification, and such advancement is authorized by the member of the company.

North Dakota Registrants

Tri-State Auction Co., Inc. and Zabel & Associates, Inc. are incorporated under the laws of the State of North Dakota.

Section 10-19.1-91 of the North Dakota Business Corporation Act authorizes indemnification of directors and officers of a North Dakota corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Indemnification is not available to directors for breaches of duty of loyalty to the corporation or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or any transaction from which the director derived an improper personal benefit.

The By-Laws of each of Tri-State Auction Co., Inc. and Zabel & Associates, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

Ohio Registrants

Auto Disposal Systems, Inc. is incorporated and ADS Ashland, LLC, ADS Priority Transport Ltd and ADESA Ohio, LLC are organized under the laws of the State of Ohio. Asset Holdings III, L.P. is registered under the laws of the State of Ohio.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

Section 1705.32 of the Ohio Limited Liability Company Act provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Ohio Limited Partnership Act is silent as to indemnification. Section 1782.19(E) of the Ohio Limited Partnership Act, however, provides the rights and powers of limited partners may be created by a partnership agreement or any other agreement or in writing. Section 1782.24 provides that except as otherwise provided in the partnership agreement, general partner of a limited partnership shall have all the rights and powers and be subject to all the restrictions and liabilities of a partner in a partnership without limited partners. Under Section 1775.17 of the Uniform Partnership Act, which governs a partnership without limited partners, the partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by the partner in the ordinary and proper conduct of its business, or for the preservation of its business or property.

The By-Laws of Auto Disposal Systems, Inc. do not contain an indemnification provision.

The Operating Agreement of each of ADS Ashland, LLC, ADS Priority Transport, Ltd and ADESA Ohio, LLC does not contain an indemnification provision.

The Limited Partnership Agreement of Asset Holdings III, L.P. provides that the partnership must indemnify any current or former general partner of the partner, or any director, officer, manager, employee or agent thereof, so long as such person acted in a good faith and in a manner that person reasonably believed to be in or not opposed to the bests of the partnership and that, with respect to any criminal action, the person had no reasonable cause to believe his or her conduct was unlawful. The partnership must advance expenses to a general partner in connection with a proceeding so long as such general partner (i) undertakes to repay the advance if it is proved by clear and convincing evidence in a court that his or her action undertaken was not in good faith and (ii) reasonably cooperates with the partnership concerning the proceeding. The partnership may advance expenses to an officer or trustee, so long as such person undertakes to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

Oklahoma Registrant

ADESA Oklahoma, LLC is organized under the laws of the State of Oklahoma.

Section 2003(11) of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The Operating Agreement of ADESA Oklahoma, LLC does not contain an indemnification provision.

Pennsylvania Registrant

ADESA Pennsylvania, LLC is organized under the laws of the State of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Operating Agreement of ADESA Pennsylvania, LLC does not contain an indemnification provision.

South Dakota Registrant

Sioux Falls Auto Auction, Inc. is incorporated under the laws of the State of South Dakota.

The South Dakota Business Corporation Act (the “SDBCA”) permits a corporation to indemnify an officer or director who is a party to a proceeding by reason of being an officer or director against liability incurred in the proceeding if the officer or director (1) acted in good faith; and (2) reasonably believed: (i) in the case of conduct in an official capacity, that the conduct was in our best interests; and (ii) in all other cases, that the conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The By-Laws of Sioux Falls Auto Auction, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

Tennessee Registrants

Auto Disposal of Bowling Green, Inc., Auto Disposal of Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Nashville, Inc. and Auto Disposal of Paducah, Inc. are incorporated under the laws of the State of Tennessee. A.D.E. of Knoxville, LLC and Auto Dealers Exchange of Memphis, LLC are organized under the laws of the State of Tennessee.

Section 48-18-502 of the Tennessee Business Corporation Act (“TNBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director

Section 48-243-101 of the Tennessee Limited Liability Company Act permits an LLC to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests; and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

The Charter of Auto Disposal of Bowling Green, Inc. provides that the corporation shall, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director who was or is a party to a proceeding by reason of the fact that such person is or was a director or officer of the corporation, provided that the corporation shall not indemnify any such indemnitee (i) in any proceeding by the corporation against such indemnitee, (ii) if the board of directors determines that the officer or director has not met the required standard of conduct, or (iii) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for breach of the duty of loyalty, for acts not in good faith or under Section 48-18-304 of the TNBCA.

Neither the Charters nor the Operating Agreements of each of A.D.E. of Knoxville, LLC, Auto Dealers Exchange of Memphis, LLC, Auto Disposal of Memphis, Inc. and Auto Disposal of Paducah, Inc. contain an indemnification provision.

The Charters of Auto Disposal of Chattanooga, Inc. and Auto Disposal of Nashville, Inc. provide that the corporation shall indemnify its officers if such individual’s conduct was in good faith and, when acting in his or her official capacity of the corporation, in what he or she reasonably believed was the corporation’s best interest or, when acting in all other cases, in what he or she reasonably believed was at least not opposed to the corporation’s best interest and in addition, in any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. The Charters of Auto Disposal of Chattanooga, Inc. and Auto Disposal of Nashville, Inc. further provide that the corporation may advance expenses to its directors, as incurred, in connection with a proceeding so long as such person provides the company with a written affirmation of the person’s good faith belief that such person has met the required standard of conduct for indemnification, such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and a determination is made that the facts then known to those making the determination would not preclude indemnification under Tennessee laws.

Texas Registrants

ADESA Texas, Inc. is incorporated under the laws of the State of Texas. ADESA Impact Texas, LLC is a limited liability company organized under the laws of the State of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act, or TBCA, subject to the procedures and limitations stated therein, a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of ours against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification: (i) acted in good faith; (ii) reasonably believed that his or her conduct was in or at least not opposed to our best interests; and (iii) in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

Section 2.20 of the Texas Limited Liability Company Act provides that a limited liability company has the power, subject to such standards and restrictions, if any, as are set forth in its articles of organization or regulations, to indemnify members, managers, officers and other persons and purchase insurance for such persons. Section 2.20 further provides that a limited liability company may expand or restrict duties (including fiduciary duties) and liabilities of such persons.

The By-Laws of ADESA Texas, Inc. provide that the corporation shall indemnify its officers, directors and employees if such individual’s conduct was in good faith and the individual reasonably believed that his or her conduct was in the best interest of the corporation. The By-Laws further provide that the corporation may advance expenses to its directors, officers and employees in connection with a proceeding so long as such person undertakes to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification and upon a determination that the facts then known would not preclude indemnification.

The Operating Agreement of ADESA Impact Texas, LLC does not contain an indemnification provision.

Virginia Registrant

ADESA Virginia, LLC is organized under the laws of the State of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Operating Agreement of ADESA Virginia, LLC does not contain an indemnification provision.

Washington Registrant

ADESA Washington, LLC is organized under the laws of the State of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating the Washington Limited Liability Company Act or for any transaction from which the member or manager will personally receive a benefit in money, property, or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of the Washington Limited Liability Company Act or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

The Operating Agreement of ADESA Washington, LLC does not contain an indemnification provision.

Wisconsin Registrant

ADESA Wisconsin, LLC is organized under the laws of the State of Wisconsin.

Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

The Operating Agreement of ADESA Wisconsin, LLC does not contain an indemnification provision.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules

a) Exhibits
2.1*	Agreement and Plan of Merger, dated December 22, 2006, by and among KAR Holdings, II, LLC, KAR Holdings, Inc., KAR Acquisition, Inc. and ADESA, Inc.

2.2*	Stock Purchase Agreement, dated January 11, 2008, by and among Insurance Auto Auctions, Inc., the shareholders of Salvage Disposal Company of Georgia, Janet L. Covey, as shareholders’ representative, and solely for the purposes of Section 6.11 and Article XI, Verastar, LLC

2.3*	Stock Purchase Agreement, dated January 18, 2008, by and among Insurance Auto Auctions, Inc., the shareholders of each of Auto Disposal of Nashville, Inc., Auto Disposal of Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Paducah, Inc. and Auto Disposal of Bowling Green, Inc., and Robert D. Poole, as shareholders’ representative
3.1*	Certificate of Incorporation of KAR Holdings, Inc., as amended

3.2*	By-Laws of KAR Holdings, Inc.

3.3*	Amended and Restated Certificate of Incorporation of ADESA, Inc.

3.4*	Amended and Restated By-Laws of ADESA, Inc.

3.5*	Articles of Organization of ADESA Corporation, LLC

3.6*	Operating Agreement, for ADESA Corporation, LLC, as amended

3.7*	Articles of Incorporation of A.D.E. of Ark-La-Tex, Inc.

3.8*	Amended and Restated Code of By-Laws of A.D.E. of Ark-La-Tex, Inc.

3.9*	Articles of Organization for A.D.E. of Knoxville, LLC

3.10*	Operating Agreement for A.D.E. of Knoxville, LLC, as amended

3.11*	Articles of Organization of ADESA Ark-La-Tex, LLC

3.12*	Amended and Restated Operating Agreement for ADESA Ark-La-Tex, LLC, as amended

3.13*	Certificate of Formation of ADESA Arkansas, LLC

3.14*	Operating Agreement for ADESA Arkansas, LLC, as amended

3.15*	Certificate of Formation of ADESA Atlanta, LLC

3.16*	Amended and Restated Operating Agreement for ADESA Atlanta, LLC, as amended

3.17*	Articles of Organization of ADESA Birmingham, LLC

3.18*	Operating Agreement for ADESA Birmingham, LLC, as amended

3.19*	Articles of Organization-Conversion of ADESA California, LLC

3.20*	Operating Agreement for ADESA California, LLC, as amended

3.21*	Articles of Organization including Articles of Conversion of ADESA Charlotte, LLC

3.22*	Operating Agreement for ADESA Charlotte, LLC, as amended

3.23*	Articles of Organization of ADESA Colorado, LLC

3.24*	Operating Agreement for ADESA Colorado, LLC, as amended

3.25*	Articles of Organization of ADESA Dealer Services, LLC

3.26*	Operating Agreement for ADESA Dealer Services, LLC

3.27*	Articles of Organization of ADESA Des Moines, LLC

3.28*	Operating Agreement for ADESA Des Moines, LLC, as amended

3.29*	Articles of Organization of ADESA Florida, LLC

3.30*	Operating Agreement for ADESA Florida, LLC, as amended

3.31*	Certificate of Formation of ADESA Impact Texas, LLC

3.32*	Operating Agreement for ADESA Impact Texas, LLC, as amended

3.33*	Articles of Organization of ADESA Indianapolis, LLC

3.34*	Operating Agreement for ADESA Indianapolis, LLC, as amended

3.35*	Articles of Organization of ADESA Lansing, LLC

3.36*	Operating Agreement for ADESA Lansing, LLC, as amended

3.37*	Articles of Organization of ADESA Lexington, LLC

3.38*	Operating Agreement for ADESA Lexington, LLC, as amended

3.39*	Articles of Organization of ADESA Mexico, LLC

3.40*	Operating Agreement for ADESA Mexico, LLC

3.41*	Certificate of Organization of ADESA Missouri, LLC

3.42*	Operating Agreement for ADESA Missouri, LLC, as amended

3.43*	Certificate of Formation of ADESA New Jersey, LLC

3.44*	Operating Agreement for ADESA New Jersey, LLC, as amended

3.45*	Articles of Organization of ADESA New York, LLC

3.46*	Operating Agreement for ADESA New York, LLC, as amended

3.47*	Articles of Organization of ADESA Ohio, LLC

3.48*	Operating Agreement for ADESA Ohio, LLC, as amended

3.49*	Articles of Organization of ADESA Oklahoma, LLC

3.50*	Operating Agreement for ADESA Oklahoma, LLC, as amended

3.51*	Certificate of Organization of ADESA Pennsylvania, LLC

3.52*	Operating Agreement for ADESA Pennsylvania, LLC

3.53*	Articles of Incorporation of Tri-State Auction Co., Inc.

3.54*	By-Laws of Tri-State Auction Co., Inc.

3.55*	Certificate of Formation of ADESA Phoenix, LLC

3.56*	Amended and Restated Operating Agreement for ADESA Phoenix, LLC, as amended

3.57*	Certificate of Incorporation of Axle Holdings, Inc., as amended

3.58*	By-Laws of Axle Holdings, Inc.

3.59*	Articles of Organization of ADESA San Diego, LLC

3.60*	Amended and Restated Operating Agreement for ADESA San Diego, LLC, as amended

3.61*	Articles of Organization of ADESA-South Florida, LLC

3.62*	Amended and Restated Operating Agreement for ADESA-South Florida, LLC

3.63*	Articles of Organization of ADESA Southern Indiana, LLC

3.64*	Operating Agreement for ADESA Southern Indiana, LLC, as amended

3.65*	Articles of Incorporation of ADESA Texas, Inc.

3.66*	Amended and Restated Code of By-Laws of ADESA Texas, Inc.

3.67*	Articles of Organization of ADESA Virginia, LLC

3.68*	Operating Agreement for ADESA Virginia, LLC, as amended

3.69*	Certificate of Formation of ADESA Washington, LLC

3.70*	Operating Agreement for ADESA Washington, LLC, as amended

3.71*	Articles of Organization of ADESA Wisconsin, LLC

3.72*	Operating Agreement for ADESA Wisconsin, LLC, as amended

3.73*	Articles of Organization of AFC Cal, LLC

3.74*	Amended and Restated Operating Agreement for AFC Cal, LLC

3.75*	Restated Certificate of Limited Partnership of Asset Holdings III, L.P.

3.76*	Amended and Restated Partnership Agreement for Asset Holdings III, L.P., as amended

3.77*	Certificate of Organization of Auto Dealers Exchange of Concord, LLC

3.78*	Operating Agreement for Auto Dealers Exchange of Concord, LLC, as amended

3.79*	Articles of Organization of Auto Dealers Exchange of Memphis, LLC

3.80*	Operating Agreement for Auto Dealers Exchange of Memphis, LLC, as amended

3.81*	Articles of Organization of Automotive Finance Consumer Division, LLC

3.82*	Operating Agreement for Automotive Finance Consumer Division, LLC

3.83*	Articles of Amendment and Restatement of Articles of Incorporation of Automotive Finance Corporation

3.84*	Amended and Restated Code of By-Laws of Automotive Finance Corporation

3.85*	Articles of Incorporation of Automotive Recovery Services, Inc.

3.86*	Amended and Restated Code of By-Laws for Automotive Recovery Services, Inc.

3.87*	Articles of Incorporation of AutoVIN, Inc.

3.88*	Amended and Restated Code of By-Laws of AutoVIN, Inc.

3.89*	Articles of Incorporation of PAR, Inc.

3.90*	Amended and Restated Code of By-Laws of PAR, Inc.

3.91*	Articles of Incorporation of Insurance Auto Auctions, Inc.

3.92*	By-Laws for Insurance Auto Auctions, Inc.

3.93*	Articles of Incorporation of Insurance Auto Auctions Corp.

3.94*	By-Laws for Insurance Auto Auctions Corp.

3.95*	Certificate of Incorporation of IAA Acquisition Corp.

3.96*	By-Laws for IAA Acquisition Corp.

3.97*	Articles of Incorporation of IAA Services, Inc.

3.98*	By-Laws of IAA Services, Inc.

3.99*	Articles of Incorporation of Auto Disposal Systems, Inc., as amended

3.100*	Code of Regulations for Auto Disposal Systems, Inc.

3.101*	Articles of Organization of ADS Ashland, LLC

3.102*	Operating Agreement for ADS Ashland, LLC

3.103*	Articles of Organization of ADS Priority Transport Ltd.

3.104*	Operating Agreement for ADS Priority Transport Ltd.

3.105*	Articles of Organization of Dent Demon, LLC

3.106*	Operating Agreement for Dent Demon, LLC

3.107*	Certificate of Incorporation of Sioux Falls Auto Auction, Inc.

3.108*	By-Laws of Sioux Falls Auto Auction, Inc.

3.109*	Articles of Incorporation of Zabel & Associates, Inc.

3.110*	By-Laws of Zabel & Associates, Inc.

3.111***	Articles of Organization of ADESA Minnesota, LLC

3.112***	OperatingAgreement of ADESA Minnesota, LLC

3.113***	Certificateof Incorporation of ADESA Missouri Redevelopment Corporation

3.114***	By-Lawsof ADESA Missouri Redevelopment Corporation

3.115***	Certificateof Incorporation of Auto Disposal of Bowling Green, Inc.

3.116***	By-Lawsof Auto Disposal of Bowling Green, Inc.

3.117***	Certificateof Incorporation of Auto Disposal of Chattanooga, Inc.

3.118***	By-Lawsof Auto Disposal of Chattanooga, Inc.

3.119***	Certificateof Incorporation of Auto Disposal of Memphis, Inc.

3.120***	By-Lawsof Auto Disposal of Memphis, Inc.

3.121***	Certificateof Incorporation of Auto Disposal of Nashville, Inc.

3.122***	By-Lawsof Auto Disposal of Nashville, Inc.

3.123***	Certificateof Incorporation of Auto Disposal of Paducah, Inc.

3.124***	By-Lawsof Auto Disposal of Paducah, Inc.

3.125***	Amendedand Restated Certificate of Incorporation of Salvage Disposal Company of Georgia

3.126***	By-Lawsof Salvage Disposal Company of Georgia

3.127***	Certificateof Incorporation of LiveBlock Auctions International, Inc.

3.128***	By-Lawsof LiveBlock Auctions International, Inc.

3.129***	Articles of Organization of CarBuyCo, LLC

3.130***	OperatingAgreement of CarBuyCo, LLC

4.1*	Indenture, dated April 20, 2007 (the “Floating Rate Senior Notes Indenture”), among KAR Holdings, Inc., the Guarantors from time to time parties hereto and Wells Fargo Bank, National Association, as Trustee, for $150,000,000 Floating Rate Senior Notes due 2014

4.2*	Indenture, dated April 20, 2007 (the “Fixed Rate Senior Notes Indenture”), among KAR Holdings, Inc., the Guarantors from time to time parties hereto and Wells Fargo Bank, National Association, as Trustee, for $450,000,000 8 3/4% Senior Notes due 2014

4.3*	Indenture, dated April 20, 2007 (the “Senior Subordinated Notes Indenture”), among KAR Holdings, Inc., the Guarantors from time to time parties hereto and Wells Fargo Bank, National Association, as Trustee, for $425,000,000 10% Senior Subordinated Notes due 2015

4.4*	Supplemental Indenture, dated December 26, 2007, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture

4.5*	Supplemental Indenture, dated December 26, 2007, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture

4.6*	Supplemental Indenture, dated December 26, 2007, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture

4.7*	Exchange and Registration Rights Agreement, dated April 20, 2007, between KAR Holdings, Inc., the Guarantors as named in the respective Floating Rate Senior Notes Indenture, the Fixed Rate Senior Notes Indenture and Senior Subordinated Notes Indenture, and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., UBS Securities LLC, and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers, for $150,000,000 Floating Rate Senior Notes due 2014, $450,000,000 8 3/4% Senior Notes due 2014 and $425,000,000 10% Senior Subordinated Notes due 2015

4.8*	Registration Rights Agreement, dated April 20, 2007, among KAR Holdings, Inc., KAR Holdings II, LLC, certain employees of KAR Holdings, Inc. or its subsidiaries and each of their respective Permitted Transferees

4.9*	Second Supplemental Indenture, dated January 22, 2008, among KAR Holdings, Inc., Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture

4.10*	Second Supplemental Indenture, dated January 22, 2008, among KAR Holdings, Inc., Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture

4.11*	Second Supplemental Indenture, dated January 22, 2008, among KAR Holdings, Inc., Axle Holdings, Inc., the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture

4.12a***	Third Supplemental Indenture, dated May 6, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture

4.12b***	Third Supplemental Indenture, dated May 6, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture

4.12c***	Third Supplemental Indenture, dated May 6, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture

4.13a***	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture

4.13b***	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture

4.13c***	Fourth Supplemental Indenture, dated September 30, 2008, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture

4.14a***	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Floating Rate Senior Notes Indenture

4.14b***	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Fixed Rate Senior Notes Indenture

4.14c***	Fifth Supplemental Indenture, dated March 26, 2009, among KAR Holdings, Inc., the guarantors listed therein and Wells Fargo Bank, National Association, as Trustee, to the Senior Subordinated Notes Indenture

4.15	Form of Floating Rate Senior Note (included as Exhibit A-1 to Exhibit 4.1)

4.16	Form of Fixed Rate Senior Note (included as Exhibit A-1 to Exhibit 4.2)

4.17	Form of Senior Subordinated Note (included as Exhibit A-1 to Exhibit 4.3)

5.1***	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (with respect to the notes and certain guarantees)

5.2***	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (with respect to guarantees by additional registrants)

10.1***,**	Guarantee and Collateral Agreement, dated April 20, 2007, made by KAR Holdings II, LLC. KAR Holdings, Inc. and the subsidiary guarantors party thereto and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent under the Credit Agreement

10.2****,**	Credit Agreement, dated April 20, 2007 (the “Credit Agreement”), among KAR Holdings II, LLC, KAR Holdings, Inc., as borrower, the several lenders from time to time parties thereto, Bear, Stearns & Co. Inc. and UBS Securities LLC, as joint lead arrangers, UBS Securities LLC, as syndication agent, Goldman Sachs Credit Partners L.P. and Deutsche Bank Securities Inc., as co-documentation agents, Bear, Stearns & Co. Inc., UBS Securities LLC and Goldman Sachs Credit Partners L.P., as joint bookrunners, and Bear Stearns Corporate Lending Inc., as administrative agent

10.3*	Assumption Agreement, dated December 26, 2007, among ADESA Dealer Services, LLC, Automotive Finance Consumer Division, LLC, ADESA Pennsylvania, LLC, Dent Demon, LLC, Zabel & Associates, Inc., Sioux Falls Auto Auction, Inc., and Tri-State Auction Co., Inc. in favor of Bear Stearns Corporate Lending, Inc., as administrative agent

10.4*	Intellectual Property Security Agreement, dated April 20, 2007, made by KAR Holdings, Inc. and each of the grantors listed on Schedule I thereto in favor of Bear Stearns Corporate Lending Inc. as administrative agent for the secured parties (as defined in the Credit Agreement)

10.5*	Shareholders Agreement, dated April 20, 2007, among KAR Holdings, Inc., KAR LLC and the IAAI continuing investors

10.8*	Financial Advisory Agreement, dated April 20, 2007, between KAR Holdings, Inc. and Kelso & Company, L.P.

10.9***†	Conversion Option Plan of KAR Holdings, Inc.

10.10*†	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Holdings, Inc. and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley

10.11*†	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Holdings, Inc. and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit

10.12*†	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Holdings, Inc. and certain executive officers and employees of IAAI

10.13***†	Form of Conversion Agreement, dated April 20, 2007, between KAR Holdings, Inc. and certain executive officers and employees of IAAI

10.14***†	Stock Incentive Plan of KAR Holdings, Inc.

10.15*†	Form of Nonqualified Stock Option Agreement of KAR Holdings, Inc. pursuant to the Stock Incentive Plan

10.16*†	Employment Agreement, dated July 13, 2007, between KAR Holdings, Inc. and John Nordin

10.17*†	Amendment to Employment Agreement, dated August 14, 2007, between KAR Holdings, Inc. and John Nordin

10.18*	Financial Advisory Agreement, dated April 20, 2007, between KAR Holdings, Inc. and Goldman, Sachs & Co.

10.19*	Financial Advisory Agreement, dated April 20, 2007, between KAR Holdings, Inc. and ValueAct Capital Master Fund, L.P.

10.20*	Financial Advisory Agreement, dated April 20, 2007, between KAR Holdings, Inc. and PCap, L.P.

10.21*†	2007 Incentive Plan Executive Management of Insurance Auto Auctions, Inc.

10.22*†	Amended and Restated Employment Agreement, dated April 2, 2001, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.

10.23****,**	Second Amended and Restated Limited Liability Company Agreement of KAR Holdings II, LLC, dated April 20, 2007

10.24***	Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated May 25, 2005

10.25*	Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated November 2, 2006

10.26*	First Amendment to the Amended and Restated Limited Liability Company Agreement of Axle Holdings II, LLC, dated April 20, 2007.

10.27*†	2007 Annual Incentive Program for KAR Holdings, Inc.

10.28*	Tax Sharing Agreement between ALLETE, Inc. and ADESA, Inc., dated June 4, 2004

10.29*^†	KAR Holdings, Inc. Annual Incentive Program

10.30*^†	Amendment to Thomas C. O’Brien Amended and Restated Employment Agreement, dated December 1, 2008, between Thomas C. O’Brien and Insurance Auto Auctions, Inc.

10.31*^†	Form of Amendment to Conversion Stock Option Agreements, dated February 19, 2009, between KAR Holdings, Inc. and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit

10.32*,**	Amended and Restated Purchase and Sale Agreement, dated May 31, 2002, between AFC Funding Corporation and Automotive Finance Corporation

10.33*	Amendment No. 1 to Amended and Restated Purchase and Sale Agreement, dated June 15, 2004, between AFC Funding Corporation and Automotive Finance Corporation

10.34*	Amendment No. 2 to Amended and Restated Purchase and Sale Agreement, dated January 18, 2007, between AFC Funding Corporation and Automotive Finance Corporation

10.35*,**	Amendment No. 3 to Amended and Restated Purchase and Sale Agreement, dated April 20, 2007, between AFC Funding Corporation and Automotive Finance Corporation

10.36***,**	Third Amended and Restated Receivables Purchase Agreement, dated April 20, 2007, among AFC Funding Corporation, Automotive Finance Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.

10.37***†	2008 Annual Incentive Program for KAR Holdings, Inc.

10.38***†	2008 Incentive Plan Corporate Management of Insurance Auto Auctions, Inc.

10.39***,†	Severance, Release and Waiver Agreement, dated September 12, 2008, between Curtis Phillips and Automotive Finance Corporation.

10.40*^^^^	First Amendment to Credit Agreement, dated as of June 10, 2009, between KAR Holdings, Inc., as borrower, and the lenders and other parties signatory thereto

10.41*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (East 39 Acres at Otay Mesa, California)

10.42*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA San Diego, LLC and First Industrial L.P. (West 39 Acres at Otay Mesa, California)

10.43*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and ADESA San Diego, LLC and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.44*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial Pennsylvania, L.P. (Tracy, California)

10.45*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA Washington, LLC and First Industrial, L.P. (Auburn, Washington)

10.46*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA Texas, Inc. and First Industrial, L.P. (Houston, Texas)

10.47*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA California, LLC and First Industrial, L.P. (Mira Loma, California)

10.48*^^	Ground Lease, dated as of September 4, 2008, by and between ADESA Florida, LLC and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

10.49*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial L.P. (East 39 Acres at Otay Mesa, California)

10.50*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial L.P. (West 39 Acres at Otay Mesa, California)

10.51*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Sacramento, California)

10.52*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Pennsylvania, L.P. (Tracy, California)

10.53*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Auburn, Washington)

10.54*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Houston, Texas)

10.55*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Mira Loma, California)

10.56*^^	Guaranty of Lease, dated as of September 4, 2008, by and between KAR Holdings, Inc. and First Industrial Financing Partnership, L.P. (Bradenton, Florida)

10.57*^^	Ground Sublease, dated as of October 3, 2008, by and between ADESA Atlanta, LLC and First Industrial, L.P. (Fairburn, Georgia)

10.58*^^	Guaranty of Lease, dated as of October 3, 2008, by and between KAR Holdings, Inc. and First Industrial, L.P. (Fairburn, Georgia)

10.59*^^, **	Amendment No. 3 to the Third Amended and Restated Receivables Purchase Agreement, dated as of January 30, 2009, by and among Automotive Finance Corporation, AFC Funding Corporation, Fairway Finance Company, LLC, Monterey Funding LLC, Deutsche Bank AG, New York Branch and BMO Capital Markets Corp.

12.1***	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1*^^	Subsidiaries of KAR Holdings, Inc.

23.1***	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1***	Power of Attorney

25.1***	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Floating Rate Senior Notes Indenture

25.2***	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Fixed Rate Senior Notes Indenture

25.3***	Statement of Wells Fargo Bank, National Association, as Trustee, under the Trust Indenture Act of 1939, as amended, regarding the Senior Subordinated Notes Indenture

99.1*^^^	Purchase and Sale Agreement, dated as of September 4, 2008, by and among KAR Holdings, Inc., ADESA California, LLC, ADESA San Diego, LLC, ADESA Texas, Inc., ADESA Florida, LLC, ADESA Washington, LLC and First Industrial Acquisitions, Inc.

99.2*^^^	Purchase and Sale Agreement, dated as of September 4, 2008, by and between ADESA Atlanta, LLC and First Industrial Acquisitions, Inc.

*	Incorporated by reference to the exhibit of the same number in our Registration Statement on Form S-4 and S-4/A filed with the Securities and Exchange Commission on January 25, 2008 and February 11, 2008, respectively.
**	Portions of this exhibit have been redacted and are subject to a request for confidential treatment filed separately with the Secretary of the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.
***	Previously filed.
****	Filed herewith.
†	Denotes management contract or compensation plan, contract or arrangement.
*^	Incorporated by reference to exhibits 10.29, 10.31 and 10.10, respectively, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 11, 2009.
*^^	Incorporated by reference to the exhibit of the same number in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 11, 2009.
*^^^	Incorporated by reference to exhibits 10.1 and 10.2, respectively, on our Form 8-K, filed with the Securities and Exchange Commission on September 9, 2008.
*^^^^	Incorporated by reference to exhibit 10.1 on our Form 8-K, filed with the Securities and Exchange Commission on June 11, 2009.
b)	Financial Statement Schedules—all schedules have been omitted because the matter or conditions are not present or the information required to be set forth therein is included in the Consolidated Financial Statements and related Notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

KAR HOLDINGS, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Brian T. Clingen	Chairman and Chief Executive Officer (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2009

* David J. Ament	Director	July 2, 2009

* Thomas J. Carella	Director	July 2, 2009

* James P. Hallett	Director	July 2, 2009

* Peter H. Kamin	Director	July 2, 2009

* Sanjeev Mehra	Director	July 2, 2009

* Church M. Moore	Director	July 2, 2009

* Thomas C. O’Brien	Director	July 2, 2009

* Gregory P. Spivy	Director	July 2, 2009

* David I. Wahrhaftig	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA, INC. A.D.E. OF ARK-LA-TEX, INC. ADESA TEXAS, INC. SIOUX FALLS AUTO AUCTION, INC. TRI-STATE AUCTION CO., INC. ZABEL & ASSOCIATES, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Director	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* Paul J. Lips	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA CORPORATION, LLC

A.D.E. OF KNOXVILLE, LLC

ADESA ARK-LA-TEX, LLC

ADESA ARKANSAS, LLC

ADESA ATLANTA, LLC

ADESA BIRMINGHAM, LLC

ADESA CALIFORNIA, LLC

ADESA CHARLOTTE, LLC

ADESA COLORADO, LLC

ADESA DES MOINES, LLC

ADESA FLORIDA, LLC

ADESA INDIANAPOLIS, LLC

ADESA LANSING, LLC

ADESA LEXINGTON, LLC

ADESA MEXICO, LLC

ADESA MISSOURI, LLC

ADESA NEW JERSEY, LLC

ADESA NEW YORK, LLC

ADESA OHIO, LLC

ADESA OKLAHOMA, LLC

ADESA PENNSYLVANIA, LLC

ADESA PHOENIX, LLC

ADESA SAN DIEGO, LLC

ADESA SOUTH FLORIDA, LLC

ADESA SOUTHERN INDIANA, LLC

ADESA VIRGINIA, LLC

ADESA WASHINGTON, LLC

ADESA WISCONSIN, LLC

AUTO DEALERS EXCHANGE OF CONCORD, LLC

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

DENT DEMON, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Manager	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* Paul J. Lips	Manager	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AUTOVIN, INC.

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dennis Jones	President (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* James P. Hallett	Director	July 2, 2009

* Paul J. Lips	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

PAR, INC.

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerry Kroshus	President (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* James P. Hallett	Director	July 2, 2009

* Paul J. Lips	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA DEALER SERVICES, LLC

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald S. Gottwald	President and Chief Executive Officer (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* James E. Money, II	Vice President of Finance and Treasurer (Controller)	July 2, 2009

/S/ ERIC M. LOUGHMILLER ADESA, Inc.	Member	July 2, 2009

By:	Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA IMPACT TEXAS, LLC

By:	*
Name:	John W. Kett
Title:	Senior Vice President, Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President (Principal Executive Officer) and Manager	July 2, 2009

* John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	July 2, 2009

* Patrick Walsh	Manager	July 2, 2009

* Sidney L. Kerley	Manager	July 2, 2009

*By:	/S/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AFC CAL, LLC

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Donald S. Gottwald	President, Chief Executive Officer (Principal Executive Officer) and Member	July 2, 2009

/s/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* James E. Money, II	Vice President and Treasurer (Controller) and Member	July 2, 2009

* ADESA Dealer Services, LLC	Member	July 2, 2009

By:	Eric M. Loughmiller
Executive Vice President and Chief Financial Officer

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Margot E.M. Hanulak	President (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER ADESA Dealer Services, LLC	Member	July 2, 2009

By:	Eric M. Loughmiller Executive Vice President and Chief Financial Officer

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Donald S. Gottwald	President, Chief Executive Officer (Principal Executive Officer) and Director	July 2, 2009

/s/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* James E. Money, II	Vice President of Finance and Treasurer (Controller)	July 2, 2009

* Brian T. Clingen	Director	July 2, 2009

* James P. Hallett	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AUTOMOTIVE RECOVERY SERVICES, INC.

By:	*
Name:	John W. Kett
Title:	Senior Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President (Principal Executive Officer) and Director	July 2, 2009

* John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	July 2, 2009

* By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

INSURANCE AUTO AUCTIONS, INC.

By:	*
Name:	John W. Kett
Title:	Senior Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President, Chief Executive Officer (Principal Executive Officer) and Director	July 2, 2009

* John W. Kett	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	July 2, 2009

* Sidney L. Kerley	Director	July 2, 2009

* By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

INSURANCE AUTO AUCTIONS CORP. IAA ACQUISITION CORP. IAA SERVICES, INC

By:	*
Name:	John W. Kett
Title:	Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President (Principal Executive Officer) and Director	July 2, 2009

* John W. Kett	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	July 2, 2009

* Sidney L. Kerley	Director	July 2, 2009

* By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AUTO DISPOSAL SYSTEMS, INC.
AUTO DISPOSAL OF BOWLING GREEN, INC.
AUTO DISPOSAL OF CHATTANOOGA, INC.
AUTO DISPOSAL OF MEMPHIS, INC.
AUTO DISPOSAL OF NASHVILLE, INC.
AUTO DISPOSAL OF PADUCAH, INC.
SALVAGE DISPOSAL COMPANY OF GEORGIA

By:	*
Name:	John W. Kett
Title:	Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President (Principal Executive Officer) and Director	July 2, 2009

* John W. Kett	Vice President (Principal Financial and Accounting Officer) and Director	July 2, 2009

* Sidney L. Kerley	Director	July 2, 2009

* By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADS ASHLAND, LLC ADS PRIORITY TRANSPORT LTD.

By:	*
Name:	John W. Kett
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President (Principal Executive Officer) and Member	July 2, 2009

* John W. Kett	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2009

* By:	/s/ ERIC M. LOUGHMILLER
Eric M. Loughmiller Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ASSET HOLDINGS III, L.P.

By:	ADESA, Inc., its General Partner

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Director of General Partner	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of General Partner	July 2, 2009

* Scott A. Anderson	Vice President and Controller of General Partner	July 2, 2009

* Paul J. Lips	Director of General Partner	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

AXLE HOLDINGS, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas C. O’Brien	President, Chief Executive Officer (Principal Executive Officer) and Director	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2009

* David J. Ament	Director	July 2, 2009

* Brian T. Clingen	Director	July 2, 2009

* Church M. Moore	Director	July 2, 2009

* David I. Wahrhaftig	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA MINNESOTA, LLC

By:	/s/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Chief Manager	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* Paul J. Lips	Executive Vice President and Manager	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

ADESA MISSOURI REDEVELOPMENT CORPORATION

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James P. Hallett	President, Chief Executive Officer (Principal Executive Officer) and Director	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* Paul J. Lips	Executive Vice President and Director	July 2, 2009

* Spencer Thomson	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

CARBUYCO, LLC

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Donald L. Harris	President (Principal Executive Officer)	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* James P. Hallett	Manager	July 2, 2009

* Paul J. Lips	Executive Vice President and Manager	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on July 2, 2009.

LIVEBLOCK AUCTIONS INTERNATIONAL, INC.

By:	/S/ ERIC M. LOUGHMILLER
Name:	Eric M. Loughmiller
Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John R. Nordin	President (Principal Executive Officer) and Director	July 2, 2009

/S/ ERIC M. LOUGHMILLER Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 2, 2009

* Scott A. Anderson	Vice President and Controller	July 2, 2009

* James P. Hallett	Director	July 2, 2009

*	(Eric M. Loughmiller as attorney-in-fact)